UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
VELO3D, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 21, 2022
To Our Stockholders:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Velo3D, Inc., which is our first annual meeting of stockholders as a public company and which will be held virtually at www.virtualshareholdermeeting.com/VLD2022 on Wednesday, June 8, 2022 at 1:00 p.m. Pacific Time/4:00 p.m. Eastern Time. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and provides a safer forum in light of the ongoing COVID-19 pandemic, and therefore we have chosen this over an in-person meeting. This approach also lowers costs and enables participation from our global community. The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. The Annual Meeting materials include the notice, proxy statement, and annual report to stockholders, each of which has been furnished to you over the internet or, if you have requested a paper copy of the materials, by mail.
Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote as soon as possible by Internet, telephone or, if you received a paper copy of the meeting materials by mail, by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend virtually. Returning the proxy does not affect your right to attend the Annual Meeting or to vote your shares at the Annual Meeting.

Sincerely,

Benny Buller
Chief Executive Officer
IMPORTANT
NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON WEDNESDAY, JUNE 8, 2022. THE PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT http://ir.velo3d.com.

VELO3D, INC.
511 Division Street
Campbell, California 95008

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Wednesday, June 8, 2022 at 1:00 p.m. Pacific Time/4:00 p.m. Eastern Time
Place:	Virtually at www.virtualshareholdermeeting.com/VLD2022. There is no physical location for the Annual Meeting.
Items of Business:	1.	Elect three Class I directors of Velo3D, Inc., each to serve a three-year term expiring at the 2025 annual meeting of stockholders and until such director’s successor is duly elected and qualified.
	2.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022.
	3.	Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Record Date:
April 14, 2022, which we refer to as our Record Date. Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to attend and vote at, the meeting and any adjournments thereof.

Participation in Annual Meeting: Voting:
We are pleased to invite you to participate in our Annual Meeting, which will be conducted exclusively online at www.virtualshareholdermeeting.com/VLD2022. We believe the virtual format makes it easier for stockholders to attend, and participate fully and equally in, the Annual Meeting because they can join with any internet-connected device from any location around the world at no cost. Our virtual meeting format helps us engage with all stockholders–regardless of size, resources, or physical location, protects the health and safety of attendees in light of the ongoing COVID-19 pandemic, saves us and stockholders’ time and money, and reduces our environmental impact. Please see “Important Information About the Annual Meeting” for additional information.
Your vote is very important to us. Please act as soon as possible to vote your shares, even if you plan to participate in the Annual Meeting. For specific instructions on how to vote your shares, please see “Information About Solicitation and Voting” beginning on page 4 of the accompanying proxy statement.

Each share of common stock that you own represents one vote. For questions regarding your stock ownership, you may contact us through our website at ir.velo3d.com or, if you are a registered holder, our transfer agent, Continental Stock Transfer & Trust Company, through its website at continentalstock.com, by phone at (212) 509-5586, or by e-mail at cstmail@continentalstock.com

This notice of the Annual Meeting, proxy statement, and form of proxy are being distributed and made available on or about April 21, 2022.

Whether or not you plan to attend the Annual Meeting, we encourage you to vote and submit your proxy through the Internet or by telephone or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting.
By Order of the Board of Directors,

William McCombe Chief Financial Officer

Campbell, California
April 21, 2022

VELO3D, INC.
PROXY STATEMENT FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained herein may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
Forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in our Annual Report on Form 10-K for the year ended December 31, 2021, under the section entitled “Risk Factors” and our other Securities and Exchange Commission, or SEC, filings, which are available on the Investor Relations page of our website at www.ir.velo3d.com and on the SEC website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the COVID-19 pandemic and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. You should read the entire Proxy Statement before voting.

Meeting Agenda and Voting Recommendations

PROPOSAL NO. 1			BOARD’S RECOMMENDATION “FOR” this Proposal
ELECTION OF DIRECTORS
We are asking our stockholders to elect three Class I directors for a three-year term expiring at the 2025 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal. The table below sets forth information with respect to our three nominees standing for election. All of the nominees are currently serving as directors. Additional information about our director nominees and their respective qualifications can be found under the section titled “Proposal No. 1 Election of Directors—Nominees to Our Board of Directors”.
Name	Age	Director Since
Carl Bass	63	September 2021
Benny Buller	51	September 2021
Ellen Pawlikowski	65	March 2022

PROPOSAL NO. 2			BOARD’S RECOMMENDATION “FOR” this Proposal
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We are asking our stockholders to ratify the audit committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022. Information regarding fees paid to PricewaterhouseCoopers LLP during 2021 and 2020 can be found under the section titled “Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm—Independent Registered Public Accounting Firm Fees and Services.”

GOVERNANCE AND BOARD HIGHLIGHTS
We are committed to good corporate governance, which strengthens the accountability of our board of directors and promotes the long-term interests of our stockholders. The list below highlights our independent board and leadership practices, as discussed further in this Proxy Statement.

INDEPENDENT BOARD AND LEADERSHIP PRACTICES

•Majority of directors are independent (7 out of 9 current directors)
•All committees of the board of directors are composed of independent directors
•Board of directors is focused on enhancing diversity and refreshment
•Comprehensive risk oversight practices, including cybersecurity, data privacy, legal and regulatory matters, and other critical evolving areas
•Our nominating and corporate governance committee oversees our programs relating to environmental, social, and corporate governance matters
•Independent directors conduct regular executive sessions
•Directors maintain open communication and strong working relationships among themselves and have regular access to management
•Directors conduct a robust annual board of directors and committee self-assessment process
•Board of directors has related party transaction standards for any direct or indirect involvement of a director in our business activities
CERTAIN TERMS USED IN THIS PROXY STATEMENT

Unless the contest otherwise requires, references in this Proxy Statement to:
•“Legacy Velo3D” means Velo3D, Inc., a Delaware corporation (n/k/a Velo3D US, Inc.), prior to the closing of the Merger;
•“Merger” means the merger contemplated by that certain Business Combination Agreement, dated as of March 22, 2021, by and among JAWS Spitfire Acquisition Corporation, a Cayman Islands exempted company, or “JAWS Spitfire,” Legacy Velo3D and Spitfire Merger Sub, Inc., a Delaware corporation, or “Merger Sub,” as amended by Amendment No. 1 to the Business Combination Agreement, dated as of July 20, 2021, or the “Business Combination Agreement,” whereby Merger Sub merged with and into Legacy Velo3D, with Legacy Velo3D surviving the merger as a wholly-owned subsidiary of the Company, on September 29, 2021;
•“Velo3D,” means Velo3D, Inc., a Delaware corporation (f/k/a JAWS Spitfire Acquisition Corporation, a Cayman Islands exempted company), and its consolidated subsidiary following the closing of the Merger; and
•“we,” “us” and “our” or the “Company” refer to Legacy Velo3D prior to the closing of the Merger and to Velo3D following the closing of the Merger.

VELO3D, INC.
511 Division Street
Campbell, California 95008
PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
April 21, 2022

INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of the board of directors, or the Board, of Velo3D, Inc. for use at our 2022 Annual Meeting of Stockholders, or Annual Meeting, to be held virtually at www.virtualshareholdermeeting.com/VLD2022 on Wednesday, June 8, 2022 at 1:00 p.m. Pacific Time/4:00 p.m. Eastern Time, and any adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials and this Proxy Statement for the Annual Meeting, or this Proxy Statement, and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about April 21, 2022. An annual report for the fiscal year ended December 31, 2021 is available with this Proxy Statement by following the instructions in the Notice of Internet Availability of Proxy Materials. In this Proxy Statement, we refer to Legacy Velo3D prior to the closing of the Merger and to Velo3D following the closing of the Merger as “we,” “us” and “our” or the “Company.” References to our website in this Proxy Statement are not intended to function as hyperlinks and the information contained on our website is not intended to be incorporated into this Proxy Statement.
INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with U.S. Securities and Exchange Commission, or SEC, rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly and helps in conserving natural resources.
GENERAL INFORMATION ABOUT THE MEETING
Purpose of the Annual Meeting
You are receiving this Proxy Statement because our Board is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you pursuant to the rules and regulations of the SEC and is designed to assist you in voting your shares.
This is our first Annual Meeting as a public company. We intend to ensure that our stockholders are afforded the same rights and opportunities to participate virtually as they would at an in-person meeting. We believe the virtual format makes it easier for stockholders to attend, and participate fully and equally in, the Annual Meeting because they can join with any internet-connected device from any location around the world at no cost. Our virtual meeting format helps us engage with all stockholders–regardless of size, resources, or physical location, protects the health and safety of attendees in light of the ongoing COVID-19 pandemic, saves us and stockholders’ time and money, and reduces our environmental impact.
Record Date; Quorum
Only holders of record of our common stock at the close of business on April 14, 2022, or the Record Date, will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 183,730,518 shares of common stock outstanding and entitled to vote. At the close of business on the Record Date, our directors and executive officers and their respective affiliates beneficially owned and were entitled to vote 9,645,084 shares of common stock at the Annual Meeting, or approximately 5.2% of the voting power of the shares of our common stock outstanding on such date. For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at our headquarters, at 511 Division Street, Campbell, California 95008. A list of stockholders entitled to vote at the Annual Meeting will also be available for examination on the internet through the virtual web conference during the Annual Meeting.

The holders of a majority of the voting power of the shares of our common stock entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or if you have properly submitted a proxy.
Participating in the Annual Meeting
•Instructions on how to attend the Annual Meeting are posted at www.virtualshareholdermeeting.com/VLD2022.
•You may log in to the meeting platform beginning at 12:45 p.m. Pacific Time on June 8, 2022. The meeting will begin promptly at 1:00 p.m. Pacific Time.
•You will need the 16-digit control number provided in your proxy materials to attend the Annual Meeting at www.virtualshareholdermeeting.com/VLD2022.
•Stockholders of record and beneficial owners as of the Record Date may vote their shares electronically during the Annual Meeting.
•If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/VLD2022, type your question into the “Ask a Question” field, and click “Submit.” If your question is properly submitted during the relevant portion of the meeting agenda, we will respond to your question during the live webcast, subject to time constraints. Questions that are substantially similar may be grouped and answered together to avoid repetition. We reserve the right to exclude questions that are irrelevant to meeting matters, irrelevant to our business, or derogatory or in bad taste; that relate to pending or threatened litigation; that are personal grievances; or that are otherwise inappropriate (as determined by the chair of the Annual Meeting).
•If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/VLD2022. If you encounter technical difficulties accessing our meeting or asking questions during the meeting, a support line will be available on the login page of the virtual meeting website.
Voting Rights; Required Vote
In deciding all matters at the Annual Meeting, as of the close of business on the Record Date, each share of common stock represents one vote. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.
Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, through the Internet or, if you request or receive paper proxy materials, by filling out and returning the proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
Each director will be elected by a plurality of the votes cast, which means that the three individuals nominated for election to our Board at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL NOMINEES”, “WITHHOLD AUTHORITY FOR ALL NOMINEES”, or vote “FOR ALL EXCEPT” one or more of the nominees you specify. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal.

Recommendations of Our Board on Each of the Proposals Scheduled to be Voted on at the Annual Meeting

Proposal		Board Recommendation	Page Reference
Proposal No. 1	The election of the Class I directors named in this Proxy Statement	FOR all nominees	14
Proposal No. 2	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022	FOR	19
None of our non-employee directors have any substantial interest in any matter to be acted upon except with respect to the directors so nominated. None of our executive officers have any substantial interest in any matter to be acted upon.
Abstentions; Broker Non-Votes
Under Delaware law, abstentions are counted as present and entitled to vote for purposes of determining whether a quorum is present. At the Annual Meeting, abstentions will have no effect on Proposal No. 1 and Proposal No. 2.

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted because the broker did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. Under Delaware law, broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum is present. However, brokers have limited discretionary authority to vote shares that are beneficially owned. While a broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only Proposal No. 2 is considered a routine matter and brokers have discretionary authority to vote shares that are beneficially owned on Proposal No. 2. If a broker chooses not to vote shares for or against Proposal No. 2, it would have the same effect as an abstention. The other proposal presented at the Annual Meeting, Proposal No. 1, is a non-routine matter and therefore broker non-votes are not deemed to be shares entitled to vote on and will have no effect on the proposal.
Voting Instructions; Voting of Proxies

Vote By Internet	Vote By Telephone or Internet	Vote By Mail
You may vote via the virtual meeting website—any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/VLD2022, where stockholders may vote and submit questions during the meeting. The meeting starts at 1:00 p.m. Pacific Time/4:00 p.m. Eastern Time. Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.
You may vote by telephone or through the Internet—in order to do so, please follow the instructions shown on your proxy card.
You may vote by mail—if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and promptly return it in the envelope provided or, if the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Your completed, signed, and dated proxy card must be received prior to the Annual Meeting.

Votes submitted by telephone or through the Internet must be received by 8:59 p.m. Pacific Time/11:59 p.m. Eastern Time on June 7, 2022. Submitting your proxy, whether by telephone, through the Internet or, if you request or receive a paper proxy card, by mail will not affect your right to vote in person should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated above.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone, through the Internet, or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign, and return each proxy card you received to ensure that all of your shares are voted.
We strongly recommend that you vote your shares in advance of the meeting as instructed above, even if you plan to attend the Annual Meeting virtually.
Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:
•delivering to our Secretary by mail a written notice stating that the proxy is revoked;
•signing and delivering a proxy bearing a later date;
•voting again by telephone or through the Internet; or
•attending virtually and voting during the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
Expenses of Soliciting Proxies
We will pay the expenses of soliciting proxies, including preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any other information furnished to stockholders. Following the original mailing of the soliciting materials, we and our agents, including directors, officers, and other employees, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees, and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote through the Internet, you are responsible for any Internet access charges you may incur.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS;
CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE
We are strongly committed to good corporate governance practices. These practices provide an important framework within which our Board and management can pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the governance of our company. Our Corporate Governance Guidelines are available on the “Investor Relations” section of our website, which is located at www.ir.velo3d.com, by clicking “Governance Documents” in the “Governance” section of our website. Our nominating and corporate governance committee reviews the Corporate Governance Guidelines annually, and changes are recommended to our Board as warranted.
Independence of Directors
The listing rules of the New York Stock Exchange, or NYSE, require that a majority of the members of a listed company’s Board be independent. Under the rules of the NYSE, a director will only qualify as an “independent director” if, in the opinion of that company’s Board, that person does not have a material relationship with the company, either directly or as an officer, partner or stockholder of the company, that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
In addition, our audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board, or any other committee of the Board: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.
Our Board conducts an annual review of the independence of our directors. In its most recent review, our Board determined that Carl Bass, Michael Idelchik, Stefan Krause, Ellen Pawlikowski, Ellen Smith, Gabrielle Toledano and Matthew Walters, representing seven of our nine directors, are “independent directors” as defined under the applicable rules, regulations, and listing standards of NYSE and the applicable rules and regulations promulgated by the SEC. Our Board has also determined that all members of our audit committee, compensation committee and nominating and corporate governance committee satisfy the relevant independence requirements.
Board of Directors and Committee Self-Evaluations
Throughout the year, our Board discusses corporate governance practices with management and third-party advisors to ensure that the Board and its committees follow practices that are optimal for us and our stockholders. Based on an evaluation process recommended by our nominating and corporate governance committee pursuant to the committee’s authority set forth in its charter, the Board conducts an annual self-evaluation in order to determine whether the Board and its committees are functioning effectively. We plan to conduct the first evaluation of our Board and its committees as a public company in the third quarter of 2022.
Board of Directors Leadership Structure
The nominating and corporate governance committee periodically considers the leadership structure of our Board and makes such recommendations to our Board with respect thereto as appropriate. When the positions of Chairman and Chief Executive Officer are held by the same person, our Board may, by a majority vote of our independent directors, designate a “lead independent director.” In cases in which the Chairman and Chief Executive Officer are the same person, the Chairman schedules and sets the agenda for meetings of our Board in consultation with the lead independent director, and the Chairman, or if the Chairman is not present, the lead independent director, chairs such meetings.
Currently, our Board believes that it should maintain flexibility to select the Chairman of our Board and adjust our Board leadership structure from time to time. Carl Bass is the Chairman of our Board. Our Board believes that Mr. Bass’s executive experience in the technology sector and public company board experience at technology companies make him well qualified to serve as the Chairman of our Board.

Our Board believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our Board, and sound corporate governance policies and practices.
Committees of Our Board of Directors
Our Board has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below.

DIRECTOR	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Carl Bass		X
Benny Buller
William McCombe
Michael Idelchik			CHAIR
Stefan Krause	CHAIR
Ellen Smith	X
Ellen Pawlikowski			X
Gabrielle Toledano		CHAIR
Matthew Walters	X		X

Each of these committees has a written charter approved by our Board. Copies of the charters for each committee are available, without charge, upon request in writing to Velo3D, Inc., 511 Division Street, Campbell, California 95008, Attn: William McCombe or in the “Investor Relations” section of our website, which is located at www.ir.velo3d.com, by clicking on “Governance Documents” in the “Governance” section of our website. Members serve on these committees until their resignations or until otherwise determined by our Board.
Audit Committee
Our audit committee is composed of Mr. Krause, who is the chairman of our audit committee, and Ms. Smith and Mr. Walters. Each member of our audit committee is independent under the current NYSE and SEC rules and regulations. Each member of our audit committee is financially literate as required by the current NYSE listing standards. Our Board has also determined that Mr. Krause is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K, or Regulation S-K, promulgated under the Securities Act of 1933, as amended, or the Securities Act. This designation does not impose any duties, obligations, or liabilities that are greater than those generally imposed on members of our audit committee and our Board. We have adopted an audit committee charter which outlines the principal functions of the audit committee, which include:

•selecting a firm to serve as our independent registered public accounting firm to audit our financial statements;
•ensuring the independence of the independent registered public accounting firm, reviewing the qualifications and performance of the independent registered public accounting firm, and overseeing the rotation of the independent registered public accounting firm’s audit partners;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;
•establishing procedures for employees to anonymously submit concerns about accounting, audit or other matters;
•considering the adequacy of internal controls and the design, implementation, and performance of the internal audit function;
•reviewing related party transactions that are material or otherwise implicate disclosure requirements; and

•pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.
Compensation Committee
Our compensation committee is composed of Ms. Toledano, who is the chairman of our compensation committee, and Mr. Bass. Each member of our compensation committee is independent under the current NYSE and SEC rules and regulations. Each member of this committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. We have adopted a compensation committee charter which outlines the principal functions of the compensation committee, which include:

•reviewing and approving, or recommending that the Board approve, the compensation, including the terms of any compensatory agreements, of our Chief Executive Officer and our other executive officers;
•reviewing and recommending to the Board the compensation of its directors;
•administering our stock and equity incentive plans;
•reviewing and approving, or making recommendations to the Board with respect to, incentive compensation and equity plans;
•establishing our overall compensation philosophy; and
•such other functions as are required to comply with NYSE listing rules
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is composed of Mr. Idelchik, who is the chairman of the nominating and corporate governance committee, Gen. Pawlikowski and Mr. Walters. Each member of our nominating and corporate governance committee is independent under the current NYSE and SEC rules and regulations. We have adopted a nominating and corporate governance committee charter which outlines the principal functions of the nominating and corporate governance committee, which include:

•identifying and recommending candidates for membership on the Board;
•recommending directors to serve on board committees;
•oversight of our environmental, social and governance initiatives;
•reviewing and recommending to the Board any changes to our corporate governance principles;
•reviewing proposed waivers of the code of conduct for directors and executive officers;
•overseeing the process of evaluating the performance of the Board; and
•advising the Board on corporate governance matters.
Our Board of Directors’ Role in Risk Oversight
Our Board, as a whole, has responsibility for overseeing our risk management process, although the committees of our Board oversee and review risk areas that are particularly relevant to them. The risk oversight responsibility of our Board and its committees is supported by our management reporting processes. Our management reporting processes are designed to provide our Board and our personnel responsible for risk assessment with visibility into the identification, assessment, and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, investment, liquidity, compensation-related risk, and tax), human capital, legal, regulatory, cybersecurity and data privacy and reputational risks. Our Board reviews strategic and operational risk in the context of discussions, question-and-answer sessions, and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions.

Each committee of the Board meets with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus, as described below. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our Board leadership structure supports this approach. The audit committee reviews (i) our major financial risks and enterprise exposures and the steps management has taken to monitor or mitigate such risks and exposures, including our risk assessment and risk management policies, as well as cybersecurity and data privacy risks and risk exposures in other areas, as the audit committee deems appropriate from time to time; (ii) our programs for promoting and monitoring compliance with applicable legal and regulatory requirements, as well as major legal regulatory compliance risk exposures and the steps management has taken to monitor or mitigate such exposures; and (iii) the status of any significant legal and regulatory matters and any material reports or inquiries received from regulators or government agencies that reasonably could be expected to have a significant impact on our financial statements. The compensation committee reviews major compensation- and human capital-related risk exposures and the steps management has taken to monitor or mitigate such exposures. The nominating and corporate governance committee reviews and assesses risks relating to our corporate governance practices, reviews and assesses our performance, risks, controls, reviews the independence of our Board, and reviews and discusses our Board’s leadership structure and role in risk oversight.
Compensation Committee Interlocks and Insider Participation
Prior to the closing of the Merger, the members of JAWS Spitfire’s compensation committee during 2021 were Andy Appelbaum and Mark Vallely. Following the Merger, the members of our compensation committee during 2021 included Ms. Toledano and Mr. Bass, as well as Ricardo Angel, who retired from the Board effective as of March 15, 2022. No member of our compensation committee in 2021 was at any time during 2021 or at any other time an officer or employee of ours or any of our subsidiaries, and none had or have any relationships with us that are required to be disclosed under the Exchange Act, or Regulation S-K. During 2021, none of our executive officers served as a member of the Board, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or compensation committee.
Anti-Hedging
We have adopted an Insider Trading Policy that applies to all of our employees, contractors, consultants, directors, and officers, including our Chief Executive Officer and other executive officers, which prohibits such individuals from engaging in hedging or monetization transactions involving our securities, such as zero cost collars and forward sales contracts, or from contributing our securities to exchange funds in a manner that could be interpreted as hedging.
Board of Directors and Committee Meetings and Attendance
Our Board and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. Given the timing of the closing of the Merger on September 29, 2021, during 2021, our Board met 19 times and acted by unanimous written consent 19 times, the audit committee met 3 times and acted by unanimous written consent 3 times, the compensation committee met 3 times and acted by unanimous written consent 3 times, and the nominating and corporate governance committee met 0 times and acted by unanimous written consent 0 times. During 2021, each member of our Board attended at least 75% of the aggregate of all meetings of our Board and of all meetings of committees of our Board on which such member served that were held during the period in which such director served.
Board of Directors Attendance at Annual Stockholders’ Meeting
Our policy is to invite and encourage each member of our Board to be present at our annual meetings of stockholders. This is our first annual meeting of stockholders as a public company.
Communication with Directors
Stockholders and interested parties who wish to communicate with our Board, non-management members of our Board as a group, a committee of our Board, or a specific member of our Board (including our Chairman or lead independent director, if any) may do so by letters addressed to the attention of our Secretary.
All communications are reviewed by the Secretary and provided to the members of our Board as appropriate. Unsolicited items, sales materials, abusive, threatening, or otherwise inappropriate materials, and other routine items and items unrelated to the duties and responsibilities of our Board will not be provided to directors.

The address for these communications is:
Velo3D, Inc.
c/o William McCombe
511 Division Street
Campbell, California 95008
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of the members of our Board, officers, and employees, and we expect our agents, representatives, consultants and contractors to conform to the standards of our Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics is posted on the “Investor Relations” section of our website, which is located at www.ir.velo3d.com under “Governance Documents” in the “Governance” section of our website. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the address and location specified above.
Human Capital Resources
We have a strong team of employees who contribute to our success. As of December 31, 2021, we had 193 full-time employees, the majority of them based at our headquarters. We rely on consultants and outside contractors in roles and responsibilities that include engineering, operations and finance.
To date, we have not experienced any work stoppages and consider our relationship with our employees to be in good standing, as evidenced by our recent employee engagement score in February 2022, which was 4 percentage points higher than the industry benchmark per a December 2021 employee survey conducted by Energage. None of our employees are subject to a collective bargaining agreement or are represented by a labor union.
Our Board oversees matters relating to managing our human capital resources. Our human capital resources objectives include identifying, recruiting, retaining, training, incentivizing and integrating our existing and additional employees, as well as emphasizing work place safety. We review our compensation and benefit policies regularly through industry benchmarks and, we believe we offer competitive compensation and benefits packages, the principal purposes of which are to attract, retain and motivate our employees.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS
Nomination to the Board of Directors
Candidates for nomination to our Board are selected by our Board based on the recommendation of the nominating and corporate governance committee in accordance with the committee’s charter, our certificate of incorporation, or Certificate of Incorporation, and our restated bylaws, or Bylaws, and the criteria approved by our Board regarding director candidate qualifications. In recommending candidates for nomination, the nominating and corporate governance committee considers candidates recommended by directors, officers, employees, stockholders, and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board is set forth below under “Additional Information—Stockholder Proposals to Be Presented at Next Annual Meeting.”
Director Qualifications; Diversity
With the goal of developing a diverse, experienced and highly qualified Board, the nominating and corporate governance committee is responsible for developing and recommending to our Board the desired qualifications, expertise, and characteristics of members of our Board, including any specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on our Board and any specific qualities or skills that the committee believes are necessary for one or more of the members of our Board to possess. We value diversity on a company-wide basis and seek to achieve a mix of members to our Board that represent a diversity of background and experience, including with respect to age, gender, race, ethnicity, and occupation. Although the Board does not establish specific goals with respect to diversity, the Board’s overall diversity is a significant consideration in the director nomination process.
Because the identification, evaluation, and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our Board from time to time, our Board has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal and regulatory requirements and the provisions of our Certificate of Incorporation, Bylaws and charters of the committees of our Board. In addition, neither our Board nor our nominating and corporate governance committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, the nominating and corporate governance committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry, and ability to devote adequate time and effort to responsibilities of our Board in the context of its existing composition. Through the nomination process, the nominating and corporate governance committee seeks to promote membership to the Board that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds, and other characteristics that are expected to contribute to our Board’ overall effectiveness. The brief biographical description of each director set forth in Proposal No. 1 below includes the primary individual experience, qualifications, attributes, and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board at this time.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board currently consists of nine directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class I will stand for election at the Annual Meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders held in 2023 and 2024, respectively. At the recommendation of our nominating and corporate governance committee, our Board proposes that each of the three Class I nominees named below, each of whom is currently serving as a director in Class I, be elected as a Class I director for a three-year term expiring at the 2025 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification, or removal. Each director will be elected by a plurality of the votes cast, which means that the three individuals nominated for election to our Board at the Annual Meeting receiving the highest number of “FOR” votes will be elected.
Shares represented by proxies will be voted “FOR” the election of each of the three nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than three directors. Stockholders may not cumulate votes for the election of directors.
Nominees to Our Board of Directors
The nominees and their ages, occupations, and length of service on our Board as of the date of this Proxy Statement, are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name of Director/Nominee	Age	Position	Director Since
Carl Bass(1)	63	Chairman	September 2021
Benny Buller	51	Director	September 2021
Ellen Pawlikowski(2)	65	Director	March 2022

(1)	Member of the compensation committee
(2)	Member of the nominating and corporate governance committee
Carl Bass is has served as the Chairman of the Board since September 2021. Prior to the consummation of the Merger, Mr. Bass served as Legacy Velo3D’s chairman of the Board from July 2018 until September 2021. He is a board member for public technology companies and has held multiple executive roles in the technology industry. Mr. Bass has served as the lead independent director of Zendesk Inc., a customer service software company, since 2016, where he is the chair of its compensation committee, and as a director at Box, Inc., a cloud software company, since May 2020. Mr. Bass also serves on the Board of other technology companies, including Arris Composites, Built Robotics, Bright Machines, Formlabs, nTopology and Planet Labs. Previously, Mr. Bass served as the president and chief executive officer at Autodesk, Inc., a software company, from 2006 to February 2017. Mr. Bass spent 24 years at Autodesk, where he held other executive positions, including chief technology officer and chief operating officer. Prior to Autodesk, Mr. Bass co-founded Ithaca Software and Buzzsaw.com (both acquired by Autodesk). In the last five years, Mr. Bass served on the Board of Autodesk and Hewlett-Packard, a provider of software and technology. He also served on the board of E2open, Inc., a software company, from July 2011 until March 2015 when it was acquired by Insight Venture Partners. Mr. Bass serves on the board of trustees of the California College of the Arts and on the advisory boards of Cornell Computing and Information Science, UC Berkeley School of Information and UC Berkeley College of Engineering. Mr. Bass has a B.A. in mathematics from Cornell University. We believe Mr. Bass will be a valuable member of the Board due to his executive experience in the technology sector and public company board experience at technology companies.
Benny Buller has served as our Chief Executive Officer and as member of our Board since September 2021. Mr. Buller is Legacy Velo3D’s founder and, prior to the consummation of the Merger, served as Legacy Velo3D’s Chief Executive Officer and a member of Legacy Velo3D’s Board from June 2014 until September 2021. From April 2012 to June 2014, Mr. Buller was an investor at Khosla Ventures, a venture capital firm. Earlier in his career, Mr. Buller worked at Applied Materials, a semiconductor company, Solyndra, Inc., an energy company, and First Solar, a solar company, where he founded the device physics team. Mr. Buller holds a B.Sc. in Physics and a M.Sc. in Applied Physics from Jerusalem University. He also holds an M.Sc. in Science from the Technion, Israel Institute of Technology. We believe Mr. Buller is qualified to serve on the Board because of the historical knowledge, technical and operational expertise and continuity that he will bring to the Board as our Chief Executive Officer.

Ellen Pawlikowski has served on our Board since March 2022. Gen. Pawlikowski is a retired four-star general of the U.S. Air Force, who retired in September 2018. She last served as Commander of U.S. Air Force Materiel Command, Wright-Patterson Air Force Base, Ohio. Her 40-year career in the U.S. Air Force spanned a wide variety of technical management, leadership and staff positions, including command at the wing and center levels. She is currently an independent consultant and serves on the Board of the Raytheon Technologies Corporation, a multinational aerospace and defense conglomerate. Previously, she served on the Board of Raytheon Company from 2018 to 2020 and Intelsat S.A., an international satellite services provider, from 2019 to 2022. Gen. Pawlikowski also serves as a director to Applied Research Associate, an employee-owned corporation, the non-profit board of SRI International, and is an outside manager on the board of CEM Defense Materials, as well as the Judge Widney Professor of Systems Architecting and Engineering at the University of Southern California. She holds a B.S. in Chemical Engineering from the New Jersey Institute of Technology and a Ph.D. in Chemical Engineering from the University of California, Berkeley. The Board appointed Gen. Pawlikowski because of her extensive experience in experience in the aerospace industry, senior leadership, and established leadership in the U.S. science and technology community.
Continuing Directors
The directors who are serving for terms that end after the Annual Meeting and their ages, occupations, and length of service on our Board as of the date of this Proxy Statement are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name of Director	Age	Position	Director Since
Class II Directors:
Michael Idelchik(1)	69	Director	September 2021
Stefan Krause(2)	59	Director	September 2021
Ellen Smith(3)	62	Director	September 2021
Class III Directors:
William McCombe	64	Director	September 2021
Gabrielle Toledano(4)	53	Director	September 2021
Matthew Walters(3)(5)	34	Director	September 2021

(1)	Chairman of the nominating and corporate governance committee
(2)	Chairman of the audit committee
(3)	Member of the audit committee
(4)	Chairman of the compensation committee
(5)	Member of the nominating and corporate governance committee
Michael Idelchik has served as a member of our Board since September 2021. Prior to the consummation of the Merger, Mr. Idelchik served as a member of Legacy Velo3D’s Board from July 2021 until September 2021. Mr. Idelchik spent 38 years at General Electric, or GE, a multinational energy conglomerate, across several business units, culminating in his role as Vice President of Advanced Technology of GE Global Research, the research and development division of GE, for which he served for over a decade until 2017. Mr. Idelchik also serves as a member on a number of boards, including those of Singapore’s National Research Foundation, Columbia Engineering and Ellis Medicine. Mr. Idelchik received his B.S. in Mechanical Engineering from Columbia University and a Master’s degree in Mechanical and Electrical Engineering from Massachusetts Institute of Technology. We believe that Mr. Idelchik’s knowledge of the global technology supply chain and industry success qualifies him to serve on the Board.
Stefan Krause has served as a member of our Board since September 2021. Prior to the consummation of the Merger, Mr. Krause served as a member of Legacy Velo3D’s Board from February 2021 until September 2021. He was the founder and Chief Executive Officer and Chairman of Canoo, an electric car company, from December 2017 to May 2020. He has served on two DAX Company Management Boards from May 2002 until December 2015. He served as Chief Financial Officer of Deutsche Bank AG and had held positions of increasing seniority at BMW AG, an automotive company, that began in 1987, where he eventually served as the company’s Chief Financial Officer. Mr. Krause has served on may boards of public companies in Europe and the U.S. Mr. Krause holds an M.B.A. in Business Administration and Management from the Julius Maximilians University of Würzburg. We believe that Mr. Krause is qualified to serve on the Board because of his extensive strategic leadership experience, his significant public company experience and expertise in finance and accounting.
William McCombe has served as our Chief Financial Officer and as a member of the Board since September 2021. Prior to the consummation of the Merger, Mr. McCombe served as Legacy Velo3D’s Chief Financial Officer from August 2020 until September 2021. Mr. McCombe was previously the Chief Financial Officer at HZO, a company specializing in nanocoatings for electronics, from November 2018 to August 2020. Before that, he served as Executive Vice President and Chief Financial Officer at Maxar Technologies, a space technology company, from October 2017 to February 2018, Senior Vice President and Chief Financial Officer, Maxar Holdings from July 2016 to October 2017 and as Senior Vice President, Finance and Legal at Space Systems Loral (SSL), a division of Maxar Technologies, from 2014 until July 2016. He also previously worked as a Managing Director in investment banking at Bank of America, and before that at Morgan Stanley. Mr. McCombe has a LL.B. (Honours) in law and BComm in commerce from the University of Melbourne and an M.B.A. from Columbia University. We believe Mr. McCombe is qualified to serve on the Board because of his significant leadership and management experience as a senior finance executive of specialized technology companies and his understanding of our business.
Ellen Smith has served as a member of our Board since September 2021. Prior to the consummation of the Merger, Ms. Smith served as a member of Legacy Velo3D’s Board from July 2021 until September 2021. Ms. Smith has served as the Senior Managing Director of FTI Consulting, a global business advisory firm, since May 2013, and has more than 30 years of operational experience. Prior to joining FTI Consulting, Ms. Smith was the Chief Operations Officer and Executive Vice President at National Grid, a multinational electricity and gas utility company. Ms. Smith served on the board of Sunrun Inc. from November 2019 to June 2021 and Vivint Solar, Inc. (now a wholly owned subsidiary of Sunrun Inc.) from March 2019 to November 2019. Ms. Smith has served as a trustee of Union College since 2010. Ms. Smith holds a B.S. in Mechanical Engineering and M.S.E. in Power Systems from Union College. We believe that Ms. Smith is qualified to serve on the Board because of her extensive industry experience in energy, power and products.
Gabrielle Toledano has served as a member of our Board since September 2021. Prior to the consummation of the Merger, Ms. Smith served as a member of Legacy Velo3D’s Board from July 2021 until September 2021. Since January 2020, Ms. Toledano has served as Chief Operating Officer at Keystone Strategy LLC, a strategy and economics consulting firm. From January 2021 to March 2021, Ms. Toledano served as Chief Talent Officer of ServiceNow Inc., a software company. From May 2017 to October 2018, Ms. Toledano served as the Chief People Officer of Tesla Inc., a manufacturer of electric vehicles and energy storage products. From February 2006 to May 2017, Ms. Toledano served as Chief Talent Officer and Advisor at Electronic Arts Inc., a video game company. Ms. Toledano has served as a director of Lilium since July 2021, Better.com since April 2021, Bose Corporation since June 2020 and Namely since February 2019. Prior to her current boards, Ms. Toledano served on the boards of Glu Mobile from December 2017 to April 2021 and Jive Software, Inc. from November 2015 to June 2017. Ms. Toledano holds a B.A. in Modern Thought and Literature and an M.A. in Education from Stanford University. We believe that Ms. Toledano is qualified to serve on the Board because of her strong background in technology management and her broad experience as a director of technology companies.
Matthew Walters has served as a member of our Board since September 2021. Prior to the Merger, Mr. Walters served as the Chief Executive Officer of JAWS Spitfire from September 2020 to September 2021. Mr. Walters is also a Managing Director at JAWS Estates Capital LLC, a public and private direct investing focused single family office, where since 2015 he has directed the private investment strategy with a particular emphasis on the consumer and technology sectors. JAWS Estates Capital LLC representative investments include Artsy, Away Luggage, Color Genomics, Delos Living, Didi, Domino’s China, Flaschenpost, Flipkart, Hyperloop, Illumio, Lyft, Oscar Health, Oyo Rooms, Parachute Home, Qualia, Sarcos Robotics, Sweetgreen, Third Love and Wish. Prior to joining JAWS Estates Capital LLC, Mr. Walters spent his entire career at L Catterton, the largest, most global consumer-focused private equity firm, where he worked on sourcing and investment strategy for both the buyout and growth-oriented funds. Mr. Walters sits on the board of Sempre Life and is a board observer at Bluestone Lane and Parachute Home. Mr. Walters also acts as Chief Executive Officer and Director of JAWS Hurricane Corporation and Chief Operating Officer of JAWS Mustang Acquisition Corporation. Mr. Walters received a B.A. from the University of Virginia and an M.S. in Finance from Fairfield University. We believe Mr. Walters’ significant investment experience make him well qualified to serve as a member of the Board.
There are no family relationships among our directors and executive officers.
Non-Employee Director Compensation
The Board has adopted the following compensation program for our non-employee directors:

Our non-employee directors receive an annual cash retainer of $50,000, payable monthly, and an annual grant of restricted stock units, or RSUs, with an aggregate grant-date value of $200,000, or the Grant Date Value. A non-employee director’s annual RSU award is granted on the date of each annual meeting of our stockholders (commencing with our 2022 annual meeting of stockholders) and vest in equal quarterly installments, provided such director continues to serve as a director through each vesting date. In addition, new non-employee directors receive an initial RSU award upon joining the Board, with a Grant Date Value that is prorated for the period from the grant date to the next annual meeting of stockholders, which vest on the first anniversary of the grant date, provided such director continues to serve as a director through the vesting date.

The Chairman of our Board receives an additional annual cash retainer of $60,000. Members of our audit committee receive an additional annual cash retainer of $10,000, and the Chairman of our audit committee receives an additional cash retainer of $10,500 (in lieu of the annual retainer for membership on the audit committee). Members of our compensation committee receive an additional annual cash retainer of $6,000, and the Chairman of our compensation committee receives an additional cash retainer of $9,000 (in lieu of the annual retainer for membership on the compensation committee). Members of our nominating and governance committee (including the Chairman of the nominating and governance committee) receive an additional annual cash retainer of $5,000.

Prior to the Merger, Legacy Velo3D did not have a formal policy to provide any cash or equity compensation to its nonemployee directors for their service on the Legacy Velo3D board of directors or committees thereof.

The following table sets forth the compensation earned by or paid to our non-employee directors for services provided during the year ended December 31, 2021. Mr. Buller and Mr. McCombe, our Chief Executive Officer and Chief Financial Officer, respectively, received no compensation for their service as directors during 2021.

Name	Fees Earned or Paid in Cash	Stock Awards ($)(1)	Option Awards ($)(1)	Total
Carl Bass	$—	$—	$—	$—
Ricardo Angel(2)	$—	$—	$—	$—
Jory Bell(2)	$16,667	$—	$—	$16,667
David Cowan(2)	$—	$—	$—	$—
Michael Idelchik	$25,000	$130,949	$—	$155,949
Stefan Krause	$16,667	$—	$3,270,281	$3,286,947
Ellen Smith	$25,000	$130,949	$—	$155,949
Sven Strohband(2)	$—	$—	$—	$—
Gabrielle Toledano	$25,000	$130,949	$—	$155,949
Matthew Walters	$16,667	$104,762	$—	$121,428

(1)The amounts reported in this column represent the aggregate grant date fair value of the RSUs and stock options granted to our directors during the year ended December 31, 2021 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718. The assumptions used in calculating the aggregate grant date fair value of the stock options reported in this column are set forth in Note 18 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. The amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our directors from the stock options. For information regarding the number of stock options held by each non-employee director as of December 31, 2021, see the table below.

Name	Stock Awards	Option Awards
Carl Bass	—	—
Ricardo Angel(2)	—	—
Jory Bell(2)	—	—
David Cowan(2)	—	—
Michael Idelchik	18,037	—
Stefan Krause	—	493,255
Ellen Smith	18,037
Sven Strohband(2)	—	—
Gabrielle Toledano	18,037	—
Matthew Walters	14,430	—

(2)Mr. Angel, Mr. Bell., Mr. Cowan and Mr. Strohband resigned from our Board, effective March 15, 2022. Gen. Pawlikowski was appointed to our Board, effective March 15, 2022 and as such did not receive any compensation in fiscal 2021.

OUR BOARD RECOMMENDS A VOTE “FOR ALL NOMINEES” IN THE ELECTION OF THE CLASS I DIRECTORS

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
Our audit committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending December 31, 2022, and recommends that stockholders vote for ratification of such selection. The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022, requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and voting affirmatively or negatively on the proposal. In the event that PricewaterhouseCoopers LLP is not ratified by our stockholders, the audit committee will review its future selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.
PricewaterhouseCoopers LLP audited our financial statements for the year ended December 31, 2021. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 2021 and served as Legacy Velo3D’s independent registered public accounting firm prior to the Merger.
Change of Independent Registered Public Accounting Firm
On September 29, 2021, our audit committee informed WithumSmith+Brown, PC, or Withum, JAWS Spitfire’s independent registered public accounting firm prior to the Merger, that it was dismissed as the Company’s independent registered public accounting firm. The audit committee of the Board also approved the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2021. As noted above, PricewaterhouseCoopers LLP served as the independent registered public accounting firm of Legacy Velo3D prior to the Merger.
Withum’s report, or Withum’s Report, on JAWS Spitfire’s financial statements as of December 31, 2020 and the related statements of operations, changes in shareholders’ equity and cash flows for the period from September 11, 2020 (inception) through December 31, 2020 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, other than as follows:
Withum’s Report contained a separate paragraph stating that:
“As discussed in Note 2 to the financial statements, the Securities and Exchange Commission issued a public statement entitled Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Public Statement”) on April 12, 2021, which discusses the accounting for certain warrants as liabilities. The Company previously accounted for its warrants as equity instruments. Management evaluated its warrants against the Public Statement, and determined that the warrants should be accounted for as liabilities. Accordingly, the 2020 financial statements have been restated to correct the accounting and related disclosure for the warrants.”
During the period from September 11, 2020 (inception) through December 31, 2020 and the subsequent period through September 29, 2021, there were no: (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.
During the period from September 11, 2020 (inception) to December 31, 2020 and the subsequent period through September 29, 2021, JAWS Spitfire did not consult with PricewaterhouseCoopers LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on JAWS Spitfire’s consolidated financial statements, and no written report or oral advice was provided to JAWS Spitfire by PricewaterhouseCoopers LLP that was an important factor considered by JAWS Spitfire in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act, and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

Independent Registered Public Accounting Firm Fees and Services
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, PricewaterhouseCoopers LLP will periodically rotate the individuals who are responsible for our audit.
During the years ended December 31, 2020 and 2021, fees for services provided by PricewaterhouseCoopers LLP were as follows:

	Fiscal Year Ended December 31, 2020	Fiscal Year Ended December 31, 2021
Fees Billed to the Company
Audit fees(1)	$2,325,000	$1,140,000
Audit-related fees	—	—
Tax fees	—	—
Other fees(2)	4,591	2,900
Total fees	$2,329,591	$1,142,900

(1)
“Audit fees” consisted of audit work performed in the preparation of consolidated financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as quarterly review procedures and the provision of consents in connection with the filing of registration statements and related amendments, as well as other filings.

(2)	“Other fees” consisted of PricewaterhouseCoopers LLP technical accounting research tools.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, the scope of services provided by the independent registered public accounting firm, and the fees for the services to be performed. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All of the services relating to the fees described in the table above were approved by our audit committee.

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of our audit committee is not considered to be “soliciting material,” “filed,” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.
The principal purpose of the audit committee is to assist the Board in its general oversight of our accounting practices, system of internal controls, audit processes, and financial reporting processes. The audit committee is responsible for appointing and retaining our independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. The audit committee’s function is more fully described in its charter.
Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. PricewaterhouseCoopers LLP, our independent registered public accounting firm for 2021, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.
Our audit committee has reviewed and discussed with management and PricewaterhouseCoopers LLP our audited consolidated financial statements for the year ended December 31, 2021. Our audit committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Public Company Accounting Oversight Board (United States), including Auditing Standard No. 1301 regarding “Communications with Audit Committees.”
Our audit committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.
Based on the review and discussions described above, our audit committee recommended to our Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the U.S. Securities and Exchange Commission.
Members of the Audit Committee
Stefan Krause, Chair
Ellen Smith
Matthew Walter

EXECUTIVE OFFICERS
The names of our executive officers, their ages as of the date of this Proxy Statement and their positions are shown below.

Name	Age	Position
Executive Officers:
Benny Buller	51	Chief Executive Officer
William McCombe	64	Chief Financial Officer
Renette Youssef	45	Chief Marketing Officer
Our Board chooses executive officers, who then serve at the discretion of our Board. There is no family relationship between any of the directors or executive officers and any of our other directors or executive officers.
For information regarding Mr. Buller and Mr. McCombe, please refer to “Proposal No. 1—Election of Directors.”
Renette Youssef has served as our Chief Marketing Officer since September 2021. Prior to the consummation of the Merger, Ms. Youssef served as Legacy Velo3D’s Chief Marketing Officer from October 2020 until September 2021. Before that, Ms. Youssef was a Principal at the Four Marketing, a marketing firm servicing tech start-ups, from May 2017 to October 2020. Ms. Youssef served as Consulting Vice President of Marketing at Lingo Live, an enterprise training company, from 2018 to 2020, during which time she also served as a Board Advisor to Workit Health, a digital health company. Her experiences also include her time at Clever Inc., an ed-tech platform, where she was Vice President of Marketing from September 2015 to May 2017, and at CrowdFlower Inc., an artificial intelligence company, prior to it becoming Figure Eight, where she was Vice President of Marketing and Growth. Ms. Youssef holds a B.A. in Marketing and Communications from the University of Western Sydney.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 21, 2022, by:
•    each of our named executive officers;
•    each of our directors or director nominees;
•    all of our directors and executive officers as a group; and
•    each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of our common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares beneficially owned, subject to applicable community property laws.
Applicable percentage ownership is based on 183,529,265 shares of common stock outstanding as of March 21, 2022. Shares of our common stock subject to stock options or warrants that are currently exercisable or exercisable within 60 days of March 21, 2022 or RSUs that may vest and settle within 60 days of March 21, 2022 are deemed to be outstanding and to be beneficially owned by the person holding the stock options, warrants or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities listed in the table below is c/o Velo3D, Inc., 511 Division Street, Campbell, California 95008.
Beneficial Ownership Table

Name of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
5% Stockholders:
Entities affiliated with Bessemer Venture Partners(1)	37,864,239	20.7%
Khosla Ventures V, L.P.(2)	30,350,745	16.5%
Playground Ventures, L.P.(3)	27,079,146	14.8%
PIV Fund I, L.P.(4)	22,874,407	12.5%
Directors and Named Executive Officers:
Benyamin Buller(5)	7,590,130	4.1%
William McCombe(6)	1,000,055	*
Renette Youssef(7)	452,253	*
Carl Bass(8)	294,369	*
Ricardo Angel	—	—
Jory Bell	—	—
David Cowan	—	—
Michael Idelchik	—	—
Stefan Krause(9)	308,287	*
Ellen Pawlikowski	—	—
Ellen Smith	—	—
Gabrielle Toledano	—	—
Matthew Walters	—	—
Directors and executive officers as a group (13 individuals)	9,645,084	5.2%

__________________
•Less than one percent.
(1)Consists of (i) 21,022,266 shares of our common stock held by Bessemer Venture Partners IX L.P., or Bessemer IX and (ii) 16,842,013 shares of our common stock held by Bessemer Venture Partners IX Institutional L.P., or Bessemer Institutional, and together with Bessemer IX, the Bessemer Entities. Deer IX & Co. L.P., or Deer IX L.P., is the general partner of the Bessemer Entities. Deer IX & Co. Ltd., or Deer IX Ltd., is the general partner of Deer IX L.P. Robert P. Goodman, David Cowan, Jeremy Levine, Byron Deeter, Robert M. Stavis and Adam Fisher are the directors of Deer IX Ltd. and hold the voting and dispositive power for the Bessemer Entities. Investment and voting decisions with respect to the shares held by the Bessemer Entities are made by the directors of Deer IX Ltd. acting as an investment committee. Mr. Cowan disclaims beneficial ownership interest of the shares of our common stock held by the Bessemer Entities except to the extent of his pecuniary interest, if any, in such shares through an indirect interest in the Bessemer Entities. The address for the Bessemer Entities is c/o Bessemer Venture Partners, 1865 Palmer Avenue, Suite 104, Larchmont, New York 10538.
(2)Represents the 19,069 shares of common stock held by Khosla Ventures Seed B (CF), L.P., the 335,972 shares of common stock held by Khosla Ventures Seed B, L.P., and the 29,995,704 shares of common stock held by Khosla Ventures V, L.P. The general partner of Khosla Ventures Seed B, L.P. (“Seed B”) and Khosla Ventures Seed B (CF), L.P. (“Seed B CF”) is Khosla Ventures Seed Associates B, LLC (“KVSA B”). The general partner of Khosla Ventures V, L.P. (“KV V”) is Khosla Ventures Associates V, LLC (“KVA V”). Vinod Khosla is the managing member of VK Services, LLC (“VK Services”), which is the manager of KVSA B and KVA V. Each of KVSA B, KVA V, VK Services and Vinod Khosla may be deemed to possess voting and investment control over such securities held by Seed B, Seed B CF and KV V, and each of KVSA B, KVA V, VK Services and Vinod Khosla may be deemed to have indirect beneficial ownership of such securities held by Seed B, Seed B CF and KV V. Each Reporting Person disclaims beneficial ownership of such shares except to the extent of his or its pecuniary interest therein.
(3)The shares are held by Playground Ventures, L.P. and Playground Ventures GP, LLC serves as its sole general partner. The managing members of Playground Ventures GP, LLC include four individuals (not including Jory Bell) and Playground Global, LLC. There are five managers of Playground Global, LLC, including Mr. Bell. Mr. Bell disclaims beneficial ownership of the shares of common stock held by Playground Ventures except to the extent of his pecuniary interest, if any, in such shares.
(4)Consists of 22,874,407 shares of common stock held directly by PIV Fund I, L.P. (“PIV Fund I”). PIV GP, L.L.C. ("PIV GP") is the general partner of PIV Fund I. Ricardo Angel is the sole managing member of PIV GP and Mr. Angel and Mark Stout Gudiksen are the managing partners of Piva Capital Inc., the management company of PIV Fund I, and, therefore, Messrs. Angel and Gudiksen may be deemed to share voting and investment power over the shares held by PIV Fund I.
(5)Represents (i) 4,889,598 shares of common stock and (ii) 2,700,532 shares of common stock subject to options exercisable within 60 days of the March 21, 2022.
(6)Represents 1,000,055 shares of common stock subject to options that are exercisable within 60 days of the March 21, 2022.
(7)Represents 452,253 shares of common stock subject to options that are exercisable within 60 days of the March 21, 2022.
(8)Represents 294,359 shares of common stock subject to options that are exercisable within 60 days of the March 21, 2022.
(9)Represents 308,287 shares of common stock subject to options that are exercisable within 60 days of the March 21, 2022.

EXECUTIVE COMPENSATION

This section discusses the material components of our executive compensation program for our named executive officers for 2021. Our named executive officers for fiscal 2021 were:

•Benny Buller, our Chief Executive Officer;
•William McCombe, our Chief Financial Officer; and
•Renette Youssef, our Chief Marketing Officer.

Summary Compensation Table
The following table presents summary information regarding the total compensation for services rendered in all capacities that was awarded to, earned by, or paid to our named executive officers for the years ended December 31, 2021 and 2020, respectively.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Benny Buller	2021	327,067	—	2,568,399	—	10,000	12,704	2,918,171
Chief Executive Officer	2020	275,000	—	—	481,156	100,000	8,550	864,706
William McCombe(4)	2021	318,513	350,000	1,154,064	—	—	16,059	1,838,636
Chief Financial Officer	2020	104,600	20,000(5)	—	228,743	—	3, 320	356,663
Renette Youssef(6)	2021	280,083	—	1,154,064	—	2,788	14,907	1,451,842
Chief Marketing Officer	2020	56,900	—	—	114,339	—	1,450	172,689
__________________
(1)Amounts represent the aggregate grant date fair value of the RSUs and stock options awarded to the named executive officer during 2020 in accordance with FASB Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 18 of the notes to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. Such grant date fair market value does not take into account any estimated forfeitures related to 327,067service-vesting conditions.
(2)The amounts reported in the column represent incentive cash bonuses earned pursuant to our 2021 Key Employee Incentive Plan and 2020 Key Employee Incentive Plan.
(3)The amounts reported in this column represent our matching contributions made on behalf of our named executive officers under our 401(k) plan and cell phone allowances.
(4)Mr. McCombe commenced employment with us in August 2020 and his base salary for 2021 is pro-rated as of that date. His annual base salary for 2021 was $300,000.
(5)The amount reported represents a relocation allowance granted in connection with Mr. McCombe’s employment.
(6)Ms. Youssef commenced employment with us in October 2020 and her base salary for 2021 is pro-rated as of that date. Her annual base salary for 2021 was $250,000.

Equity Compensation
We grant equity awards to our named executive officers, which are generally subject to vesting based on each named executive officer’s continued service. Each of our named executive officers currently holds outstanding options and RSUs that were granted under the Equity Incentive Plan, as set forth in the table below titled “2021 Outstanding Equity Awards at Fiscal Year-End.” The outstanding options generally vest over a three- or four-year period, with 25% of each award vesting on the first anniversary of the grant date and the remaining 75% vesting either 1/36 or 1/48 each month thereafter.

The outstanding RSUs generally vest over a four-year period, with 25% of each award vesting on the first anniversary of the grant date and the remaining 75% vesting 1/12 quarterly thereafter.

Non-Equity Incentive Plan Compensation

The Board believes that a meaningful portion of the target total cash compensation for our employees, including our executive officers, should be in the form of an annual cash incentive opportunity under our non-equity incentive plan, which is intended to motivate our employees to achieve the annual financial and operational performance objectives set by the Board that are consistent with and support our annual operating plan.

For the 2021 and 2020 bonuses, the respective participants in our 2021 non-equity incentive plan, or the 2021 Key Employee Incentive Plan, and in our 2020 non-equity incentive plan, or the 2020 Key Employee Incentive Plan, were eligible to receive a bonus payment based upon the attainment of one or more corporate performance goals that were selected and approved by the Legacy Velo3D board of directors and which related to financial and operational metrics that were important to us. The corporate performance component of the 2021 Key Employee Incentive Plan and the 2021 Key Employee Incentive Plan was, in each case, to be funded based on our actual results for the applicable year as evaluated against these performance goals.

In January 2020, the Legacy Velo3D board of directors approved corporate performance goals in each of the following categories for purposes of the 2021 Key Employee Incentive Plan:
(i)Number of bookings (weighted 20%);
(ii)Number of printers shipped (weighted 20%);
(iii)Number of new systems booking customers (weighted 20%);
(iv)Sapphire XC 2022 backlog as of 2021year end (20%); and
(v)Status of Sapphire XC development (weighted 20%).

In December 2019, the Legacy Velo3D board of directors approved corporate performance goals in each of the following categories for purposes of the 2020 Key Employee Incentive Plan:
(vi)Certain bookings metrics (weighted 70%);
(vii)Number of printers shipped (weighted 30%); and
(viii)Average printer build cost (weighted 10%);

Each corporate performance goal was evaluated and selected according to the Legacy Velo3D board of directors’ assessment of its relative importance to the execution of our applicable annual business plan. For each of the 2021 Key Employee Incentive Plan and the 2021 Key Employee Incentive Plan, the threshold payment was 50% of the bonus opportunity, the target was 100% of bonus opportunity and the maximum was 150% of bonus opportunity. Achievement between two metrics was calculated by linear interpolation using the value achieved for such category.

2021 Outstanding Equity Awards at Fiscal Year-End
The following table presents, for each of our named executive officers, information regarding outstanding stock options and shares of restricted stock as of December 31, 2021.

		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options		Exercise Price ($)	Expiration Date	Number of Shares of Stock That have not Vested	Market Value of Shares of Stock that have not Vested
Name	Grant Date	Exercisable (#)(1)	Unexercisable (#)(1)
Benny Buller	5/13/2019(2)	416,666	83,334	0.80	5/16/2027	—	—
	6/11/2020(3)	—	5,872,300	0.15	6/10/2030	—	—
	12/20/2021(6)	—	—	—	—	353,774	$2,568,399
William McCombe	9/24/20204)	—	2,804,936	0.15	9/23/2030	—	—
	12/20/2021(6)	—	—	—	—	158,962	$1,154,064
Renette Youssef	12/15/2020(5)	—	1,402,000	0.15	12/14/2030	—	—
	12/20/2021(6)	—	—	—	—	158,962	$1,154,064
__________________
(1)All of the outstanding equity awards were granted under the Equity Incentive Plan, unless otherwise indicated.
(2)The stock option vests at a rate of 1/36th of the shares of our common stock underlying the stock option each month following the June 10, 2018 vesting commencement date.
(3)The stock option vests at a rate of 25% of the shares of our common stock underlying the stock option on June 11, 2021 and 1/48th of the shares of our common stock underlying the stock option monthly thereafter.
(4)The stock option vests at a rate of 25% of the shares of our common stock underlying the stock option on August 20, 2021 and 1/48th of the shares of our common stock underlying the stock option monthly thereafter. The stock options are subject to vesting acceleration in the event of a termination in connection with a change of control.
(5)The stock option vests at a rate of 25% of the shares of our common stock underlying the stock option on October 5, 2021 and 1/48th  of the shares of our common stock underlying the stock option monthly thereafter.
(6)The stock award vests at a rate of 1/4 of the shares of our common stock underlying the award on the on December 20, 2022 and 1/12th of the shares of our common stock underlying the award quarterly thereafter.
Offer Letters
We have entered into offer letters with two of our named executive officers that provide for at-will employment and include each named executive officer’s base salary, a discretionary incentive bonus opportunity and standard employee benefit plan participation.

William McCombe

Mr. McCombe’s offer letter, dated July 13, 2020, as amended on October 26, 2020, provides for an annual base salary of $350,000 and a target annual bonus of $300,000.

If Mr. McCombe’s employment with us is terminated by us without “cause” (as defined in the offer letter) and Mr. McCombe executes a general release of claims in the form prescribed by us, Mr. McCombe will be eligible to receive nine months of Mr. McCombe’s then-current base salary, payable in equal installments on our regular payroll dates.

Renette Youssef

Mr. Youseff’s offer letter, dated September 21, 2020, provides for an annual base salary of $250,000 and a target annual bonus in such amount and upon such terms as is determined by the Board.

Limitations on Liability and Indemnification Matters
Our Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the Delaware General Corporation Law, or the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of our company or any of our subsidiaries or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement.

EQUITY COMPENSATION PLAN INFORMATION
The following table presents information as of December 31, 2021 with respect to compensation plans under which shares of our common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding securities (#)	Weighted-average exercise price of outstanding options ($)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders(2)	28,895,849(3)	$0.58	17,533,471 (4)
Equity compensation plans not approved by security holders	—	—	—
Total	28,895,849	$0.58	17,533,471

(1)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price.
(2)	Includes (i) the Equity Incentive Plan, and (ii) the Velo3D, Inc. 2021 Employee Stock Purchase Plan, or the ESPP.
(3)	Includes 25,232,572 shares subject to outstanding awards granted under the Equity Incentive Plan, of which 21,191,226 shares were subject to outstanding options and 4,041,346 shares were subject to outstanding RSU awards.
(4)
As of December 31, 2021, there were 42,766,043 shares of common stock available for issuance under the Equity Incentive Plan. The number of shares reserved for issuance under the Equity Incentive Plan increased automatically by 9,161,624 shares on January 1, 2022 and will increase automatically on the first day of January of each of 2023 through 2031 by the number of shares equal to 5% of the total issued and outstanding shares of our common stock as of the immediately preceding December 31 or a lower number approved by our Board. As of December 31, 2021, there were 3,663,277 shares of common stock available for issuance under the ESPP. The number of shares reserved for issuance under the ESPP increased automatically by 1,832,324 shares on January 1, 2022 and will increase automatically on the first day of January of each of 2023 through 2031 by the number of shares equal to 1% of the total issued and outstanding shares of our common stock as of the immediately preceding December 31 or a lower number approved by our Board.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal No. 1—Election of Directors—Director Compensation,” respectively, since January 1, 2020, the following are the only transactions or series of similar transactions to which we were or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, beneficial holder of more than 5% of our capital stock or any member of their immediate family or any entity affiliated with any of the foregoing persons had or will have a direct or indirect material interest.

Certain Relationships and Related Person Transactions — Legacy Velo3D
Series D Convertible Preferred Stock Financing
From April 2020 through June 2020, Legacy Velo3D sold an aggregate of 94,222,735 shares of our Series D convertible preferred stock at a purchase price of approximately $0.37534 per share for an aggregate purchase price of approximately $35.4 million.
The following table summarizes the Series D convertible preferred stock purchased by related persons and their affiliated entities:

Name of Stockholder	Shares of Series D Convertible Preferred Stock	Cash Purchase Price ($)	Cancellation of Indebtedness ($)	Total Purchase Price ($)
Entities affiliated with Bessemer Venture Partners(1)	20,779,365	$7,799,327	—	$7,799,327
Entities affiliated with Khosla Ventures(2)	15,985,506	$6,000,000	—	$6,000,000
PIV Fund I, L.P.(3)	26,748,870	$4,585,263	$5,454,658	$10,039,921
Playground Ventures, L.P.(4)	12,467,615	$4,679,595	—	$4,679,595

(1)Consists of shares purchased by Bessemer Venture Partners IX L.P. and Bessemer Ventures Partners IX Institutional L.P., the entities affiliated with Bessemer Venture Partners, whose shares are aggregated for purposes of reporting share ownership. These entities collectively beneficially hold more than 5% of our outstanding capital stock. David Cowan, a former member of the Board and the Legacy Velo3D board of directors, is a Partner at Bessemer Venture Partners.
(2)Consists of shares purchased by Khosla Ventures V, LP, which together with its affiliates holds more than 5% of our outstanding capital stock. Sven Strohband, a former member of the Board and the Legacy Velo3D board of directors, is a managing director of Khosla Ventures.
(3)PIV Fund I, L.P. holds more than 5% of our outstanding capital stock. Ricardo Angel, a former member of the Board and the Legacy Velo3D board of directors, is the chief executive officer and managing director of Piva Capital.
(4)Playground Ventures, L.P. holds more than 5% of our outstanding capital stock. Jory Bell, a former member of the Board and the Legacy Velo3D board of directors, is general partner of Playground Global.
In connection with the Series D convertible preferred stock financing, Legacy Velo3D also issued a convertible promissory note to PIV Fund I, L.P. for the principal amount of $5.4 million. This note was converted into shares of our Series D convertible preferred stock upon the receipt of regulatory approvals related to the Series D convertible preferred stock financing.
Convertible Debt Transaction
On May 7, 2021, certain of Legacy Velo3D’s affiliates entered into a secondary transaction with an existing stockholder, pursuant to which entities affiliated with Bessemer Venture Partners, Khosla Ventures, PIVA and Playground Global purchased an outstanding convertible note for the principal amount of $5,000,000. The note was unsecured, subordinated to Legacy Velo3D’s senior indebtedness, including the Second Amended and Restated Loan and Security Agreement between Legacy Velo3D and Silicon Valley Bank, dated as of December 17, 2020, bore interest at the one-year LIBOR rate in effect as of the original issuance date plus 1% per annum and was payable in full 24 months from the original issuance date. The convertible note converted into Legacy Velo3D stock immediately prior to the consummation of the Merger.

Investors’ Rights Agreement
Prior to the consummation of the Merger, Legacy Velo3D was party to the Amended and Restated Investors’ Rights Agreement, dated April 13, 2020, or the IRA, with certain holders of its convertible preferred stock, including entities with which certain of Legacy Velo3D’s directors were affiliated and holders of more than 5% Legacy Velo3D’s outstanding capital stock. Pursuant to the IRA, these stockholders were entitled to certain information rights, rights to participate in certain additional issuances of Legacy Velo3D’s capital stock and rights with respect to the registration of their shares. This agreement terminated in connection with the closing of the Merger.
Voting Agreement
Prior to the consummation of the Merger, Legacy Velo3D was party to the Amended and Restated Voting Agreement, dated April 13, 2020, with certain holders of its convertible preferred stock, including entities with which certain of Legacy Velo3D’s directors were affiliated and holders of more than 5% Legacy Velo3D’s outstanding capital stock, pursuant to which such parties had agreed to vote their shares of Legacy Velo3D capital stock on certain matters, including with respect to the election of directors, and had agreed to certain drag-along provisions. This agreement terminated in connection with the closing of the closing of the Merger.
Right of First Refusal and Co-Sale Agreement
Prior to the consummation of the Merger, Legacy Velo3D was party to an Amended and Restated Right of First Refusal and Co-Sale Agreement, dated April 13, 2020, with certain holders of our convertible preferred stock, including entities with which certain of Legacy Velo3D’s directors were affiliated and holders of more than 5% of Legacy Velo3D’s outstanding capital stock, pursuant to which such parties had rights of first refusal and co-sale with respect to certain proposed stock transfers. This agreement terminated in connection with the closing of the Merger.
Employment Arrangements with Immediate Family Members of Our Executive Officers and Directors
On October 26, 2021, Ronit Buller, wife of Mr. Buller, our Founder, Chief Executive Officer and Director, commenced employment at the Company. As Vice President of Intellectual Property, Ms. Buller oversees all aspects of our intellectual property strategy. During the year ended December 31, 2021, Ms. Buller received total cash compensation of $37,865. Ms. Buller’s base salary is $270,000. In connection with Ms. Buller’s employment, she was granted on December 20, 2021, 81,149 RSUs, with 25% of the total number of shares vesting on the one-year anniversary of vesting commencement date, and 1/12th of the total number of shares vesting each quarter thereafter.
Certain Relationships and Related Person Transactions — JAWS Spitfire
Class B Ordinary Shares
On September 14, 2020, Spitfire Sponsor LLC, or the Sponsor, paid $25,000 to cover certain offering costs of JAWS Spitfire in consideration of 7,187,500 Class B ordinary shares of JAWS Spitfire. In November 2020, the Sponsor transferred 25,000 Class B ordinary shares to Andy Appelbaum and Mark Vallely, and 25,000 Class B ordinary shares were transferred to Serena J. Williams in December 2020, each of whom is a former member of the Board of JAWS Spitfire. On December 2, 2020, JAWS Spitfire effected a share dividend resulting in the holders of the Class B ordinary shares holding an aggregate of 8,625,000 Class B ordinary shares, collectively, the Founder Shares. Of the 8,625,000 Class B ordinary shares outstanding prior to the Merger, the Sponsor owned an aggregate of 8,550,000 Class B ordinary shares and Mr. Appelbaum, Mr. Vallely and Ms. Williams owned an aggregate of 75,000 Class B ordinary shares. The Class B ordinary shares automatically converted into shares of common stock in connection with the closing of the Merger, on a one-for-one basis.
Private Placement Warrants
Simultaneously with the closing of the JAWS Spitfire’s initial public offering, or IPO, JAWS Spitfire consummated the private placement of 4,450,000 private placement warrants at a price of $2.00 per warrant to the Sponsor, generating gross proceeds of $8.9 million. Each private placement warrant is exercisable for one share of common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the private placement warrants were added to the proceeds from the IPO to be held in JAWS Spitfire’s trust account. The private placement warrants are non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.
Related Party Loan
The Sponsor had agreed to loan JAWS Spitfire up to $300,000, or the Note, to be used for the payment of costs related to the IPO. The Note was non-interest bearing, unsecured and was due on the earlier of December 31, 2020 and the closing of the IPO. JAWS Spitfire had borrowed $267,768 under the Note, which was fully repaid upon the closing of the IPO on December 7, 2020.
Administrative Services Agreement
JAWS Spitfire agreed, commencing on the effective date of the IPO through the closing of the Merger to pay an affiliate of the Sponsor a monthly fee of $10,000 for office space, and secretarial and administrative services. For the year ended December 31, 2021 and the period ended September 11, 2020 through December 31, 2020, JAWS Spitfire incurred and paid $60,000 and $10,000, respectively, in fees for these services.
JAWS Spitfire Registration Rights Agreement
Pursuant to a registration rights agreement entered into on December 2, 2020, or the Original Registration Rights Agreement, the holders of the Class B ordinary shares and private placement warrants and were entitled to certain demand and “piggy-back” registration rights. In connection with the consummation of the Merger, the Original Registration Rights Agreement was terminated upon the execution of the Amended and Restated Registration Rights Agreement.
Related Party Transactions Entered into in Connection with the Consummation of the Merger
Amended and Restated Registration Rights Agreement
On the September 29, 2021, we and certain holders of our common stock at such time (including the Sponsor, and each of Andrew Appelbaum, Mark Vallely and Serena J. Williams) entered into an amended and restated registration rights agreement, or the Amended and Restated Registration Rights Agreement, which terminated and replaced the Original Registration Rights Agreement entered into on December 2, 2020. In accordance with the Amended and Restated Registration Rights Agreement, the Registration Rights Agreement Parties and their permitted transferees are entitled to, among other things, customary registration rights, including demand, piggy-back and shelf registration rights. The Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.

Indemnification Agreements
We have entered into indemnification agreements with each of our respective directors and executive officers. The indemnification agreements and our Bylaws require us to indemnify our directors to the fullest extent not prohibited by DGCL. Subject to very limited exceptions, our Bylaws will also require us to advance expenses incurred by our directors and officers.

Lock-Up Agreement with Mr. Buller

On May 10, 2021, Benny Buller and JAWS Spitfire entered into a lock-up letter agreement, or the Lock-Up Agreement, in respect of (i) any shares of our common stock issued to Mr. Buller pursuant to the consummation of the Merger or otherwise pursuant to the Business Combination Agreement, (ii) any rollover stock options, or Options, or restricted share units, or RSUs and, together with Options, Equity Awards, exchanged with or issued to Mr. Buller pursuant to the Business Combination Agreement and (iii) any shares of our common stock issued upon exercise or vesting of any Equity Awards, or the Lock-Up Securities. Pursuant to the Lock-Up Agreement, Mr. Buller agreed, without the prior written consent of the Board, not to transfer any Lock-Up Securities during the period commencing on September 29, 2021, and ending on the one-year anniversary thereof.

The restrictions described in the immediately preceding paragraph do not apply to:
•the transfer by Mr. Buller of Lock-Up Securities (i) as a bona fide gift or gifts, (ii) to an immediate family member or any trust for the direct or indirect benefit of Mr. Buller or one or more members of the immediate family of Mr. Buller, (iii) to any corporation, partnership or limited liability company, all of the shareholders, partners or members of which consist of Mr. Buller and/or one or more members of Mr. Buller’s immediate family or (iv) by testate succession or intestate succession; provided that the exceptions provided in clauses (i) through (iv) will apply only if the transferee has agreed in writing to be bound by the same terms described in the Lock-Up Agreement that are applicable to Mr. Buller, to the extent and for the duration that such terms remain in effect at the time of the transfer;
•the establishment of any contract, instruction or plan, or a Plan, that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Lock-Up Securities will be made pursuant to such a Plan prior to the expiration of the lock-up period;
•the issuance or receipt of Lock-Up Securities upon the “net” or cashless exercise of Options, provided that the restrictions will apply to any of the Lock-Up Securities issued upon such exercise; or
•the transfer of Lock-Up Securities to us for the surrender or forfeiture of shares of our common stock to satisfy tax withholding obligations upon exercise or vesting of Equity Awards.

Policies and Procedures for Related Person Transactions
Our Board has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. The policy provides that officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with us without the prior consent of our audit committee, or other independent members of our Board in the event it is inappropriate for the audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to our audit committee for review, consideration, and approval. In approving or rejecting the proposed transactions, our audit committee will take into account all of the relevant facts and circumstances available.

Apart from the employment of Ms. Buller, all of the transactions described in this section were entered into prior to the adoption of this policy.

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting
Our Bylaws provide that, for stockholder nominations to our Board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Secretary at Velo3D, Inc., 511 Division Street, Campbell, California 95008, Attn: William McCombe.
To be timely for our 2023 annual meeting of stockholders (the "2023 Annual Meeting"), a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not earlier than 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time on February 8, 2023 and not later than 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time on March 10, 2023. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our Bylaws. However, if the date of the 2023 Annual Meeting is more than 30 days before or more than 70 days after the one-year anniversary of the date of our 2022 Annual Meeting, for the stockholder's notice to be timely, it must be delivered to the Secretary at our principal executive offices not earlier than the close of business on the 120th day prior to the currently proposed annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by us.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2023 annual meeting of stockholders must be received by us not later than December 23, 2022 in order to be considered for inclusion in our proxy materials for that meeting.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers, and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on our review of the forms filed with the SEC and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in the fiscal year ended December 31, 2021.
Available Information
We will mail, without charge, upon written request, a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2021, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Velo3D, Inc.
511 Division Street
Campbell, California 95008
Attn: William McCombe

The annual report is also available at www.ir.velo3d.com under “SEC Filings” in the “Annual Reports” section of our website.
Electronic Delivery of Stockholder Communications
We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via e-mail. With electronic delivery, you will be notified via e-mail as soon as future annual reports and proxy statements are available on the Internet, and you can submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:
Registered Owner (you hold our common stock in your own name through our transfer agent, Continental Stock Transfer & Trust Company, or you are in possession of stock certificates): visit www.continentalstock.com and log into your account to enroll.
Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee or nominee.

Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may call Continental Stock Transfer & Trust Company, our transfer agent, by phone at (212) 509-5586, by e-mail at cstmail@continentalstock.com, or visit www.continentalstock.com with questions about electronic delivery.
“Householding”—Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.
This year, a number of brokers with account holders who are our stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by calling Broadridge at (866) 540-7095 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, our annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may write our Secretary at 511 Division Street, Campbell, California 95008, Attn: William McCombe, telephone number (408) 610-3915.
Any stockholders who share the same address and receive multiple copies of our Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or our Secretary at the address or telephone number listed above.

OTHER MATTERS
Our Board does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors,

William McCombe
Chief Financial Officer

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. D76448-P65585 Nominees: 01) Carl Bass 02) Benny Buller 03) Ellen Pawlikowski The Board of Directors recommends you vote FOR the following proposal: 2. Ratification of Appointment of Independent Registered Accounting Firm PricewaterhouseCoopers LLP for the fiscal year ending December 31, 2022. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. ! ! !1. Election of Class I Directors For All Withhold All For All Except ! !! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. VELO3D, INC. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.The Board of Directors recommends you vote FOR the following: VELO3D, INC. 511 DIVISION STREET CAMPBELL, CA 95008 For Against Abstain VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 7, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/VLD2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 7, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting The 10K Wrap and Notice and Proxy Statement are available at www.proxyvote.com. D76449-P65585 VELO3D, INC. Annual Meeting of Shareholders June 8, 2022 9:00 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Benny Buller, William McCombe and Bernard Chung, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and vote, as provided on the reverse side of this ballot, all of the shares of common stock of Velo3D, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 9:00 AM, PDT on June 8, 2022, virtually at www.virtualshareholdermeeting.com/VLD2022, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side